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                                                                      Exhibit 15

                   ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
The MIIX Group, Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 333-85035) of the MIIX Group, Incorporated, pertaining to the 1998 Long Term Incentive Equity Plan of the MIIX Group, Incorporated, of our report dated November 12, 1999 relating to the unaudited consolidated interim financial statements of The MIIX Group, Incorporated and subsidiaries included in this Form 10-Q for the quarter ended September 30, 1999.


                                               ERNST & YOUNG LLP

New York, New York
November 12, 1999